Exhibit 21.1
DIGITALBRIDGE GROUP, INC.
LIST OF SIGNIFICANT SUBSIDIARIES

Exhibit 21.1

Subsidiary Name	State or Jurisdiction of Formation
Digital Bridge Advisors, LLC	Delaware
Digital Bridge Holdings, LLC	Delaware
DCP Fund Adviser, LLC	Delaware
Digital Colony Management, LLC	Delaware
Digital Colony Management Holdings, LLC	Delaware
Colony DC Manager, LLC	Delaware
Colony Capital Digital Holdco, LLC	Delaware
DigitalBridge Investment Holdco, LLC	Delaware
DigitalBridge OP Subsidiary, LLC	Delaware
DigitalBridge Operating Company, LLC	Delaware
Healthcare GA Holdings, General Partnership	Delaware
Healthcare GA Holdings-T, LLC	Delaware
Healthcare GA Limited Partner-T, LLC	Delaware
Healthcare GA Operating Partnership-T, LP	Delaware
NorthStar Healthcare JV Holdings, LLC	Delaware
NorthStar Healthcare JV, LLC	Delaware
NRF Holdco, LLC	Delaware
NRFC Healthcare Holding Company, LLC	Delaware
DigitalBridge Holdings 1, LLC	Delaware
DigitalBridge Issuer, LLC	Delaware
DigitalBridge Guarantor, LLC	Delaware
zColo, LLC	Delaware
zColo Acquirer LLC	Delaware
zColo Intermediate Holdco LLC	Delaware
DataBridge Upper Parent, Inc.	Delaware
Data Bridge Intermediate Holdings, LP	Delaware
Colony Zeus Partners, LP	Delaware
Colony Zeus Investor, LLC	Delaware
DataBank Holdings, Ltd	Texas
DB DataCenter LP Inc.	Delaware
DB DataCenter Intermediate Holdings Inc.	Delaware
DB DataCenter Holdings Inc.	Delaware
DataBridge Parent, Inc.	Delaware
Data Bridge Holdings, LLC	Delaware
Colony DBH Investor, LLC	Delaware
Vantage Data Centers, LLC	Delaware
Vantage Data Centers Holdings, LLC	Delaware
Aviator Holdings, LLC	Delaware
Aviator Holdings REIT, LLC	Delaware
Aviator Holdings, LP	Delaware
Aviator DC REIT, LLC	Delaware
DCR YieldCo Holdings, LP	Delaware
Colony Valhalla Partners I-A Holdings, L.P.	Delaware
Colony Valhalla Partners I-A, L.P.	Delaware